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                                                                   Exhibit 5.01

                  [THE HARTFORD FINANCIAL SERVICES GROUP, INC.
                              LETTERHEAD AND LOGO]

May 21, 2002

The Hartford Financial Services Group, Inc.
Hartford Plaza
Hartford, CT 06115

Ladies and Gentlemen:

In connection with the filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-3 (the "Registration Statement"), relating to the public offering by The Hartford Financial Services Group, Inc., a Delaware Corporation (the "Company"), of up to $2,585,566,579 in the aggregate of (i) senior debt securities of the Company (the "Senior Debt Securities") to be issued pursuant to an Indenture (the "Senior Indenture"), dated as of October 20, 1995, between the Company and The Chase Manhattan Bank, as trustee (the "Senior Trustee"),
(ii) subordinated debt securities of the Company (the "Subordinated Debt Securities" and together with the Senior Debt Securities, the "Debt Securities") to be issued pursuant to a Subordinated Indenture (the "Subordinated Indenture") to be entered into between the Company and a trustee to be named in the prospectus supplement pertaining to the offering of Subordinated Debt Securities (the "Subordinated Trustee"), (iii) junior subordinated deferrable interest debentures of the Company (the "Junior Subordinated Debt Securities"), to be issued pursuant to a Junior Subordinated Indenture, dated as of October 30, 1996, between the Company and Wilmington Trust Company, as trustee (the "Debenture Trustee"), (iv) shares of preferred stock of the Company, par value $.01 per Share (the "Preferred Stock"), (v) shares of Class A Common Stock of the Company, par value $.01 per share (the "Common Stock"), (vi) depositary shares representing fractional interests in the Preferred Stock (the "Depositary Shares"), (vii) warrants representing rights to purchase Debt Securities, Preferred Stock or Common Stock (the "Warrants"), (viii) stock purchase contracts representing rights to purchase Preferred Stock or Common Stock (the "Stock Purchase Contracts"), (ix) stock purchase units, representing ownership of Stock Purchase Contracts and Debt Securities, Preferred Securities (as defined below) or debt obligations of third parties, including U.S. Treasury Securities (the "Stock Purchase Units"), and (x) preferred securities (the "Preferred Securities") of Hartford Capital IV, Hartford Capital V and Hartford Capital VI, each a trust formed under the laws of the State of Delaware (each, a "Trust" and collectively, the "Trusts"), guaranteed to the extent the Trust has funds as set forth in the Registration Statement by the Company (as such may be issued from time to time, the "Guarantee"), as well as up to an additional $517,113,315 aggregate amount of such securities that may be registered in accordance with Rule 462(b) under the Act, I have examined such corporate records, certificates and other documents and such questions of law as I have considered necessary for the purposes of this opinion.
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Upon the basis of such examination, I advise you that, in my opinion:

1. The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware.

2. The execution and delivery of the Senior Indenture and the Senior Debt Securities have been duly authorized by the Company. The Senior Indenture has been duly executed and delivered by the Company and, assuming the Senior Indenture has been duly executed and delivered by the Senior Trustee, when the Senior Debt Securities have been duly executed, authenticated, issued, delivered and paid for as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with the Senior Indenture, assuming the terms of such Senior Debt Securities have been duly established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Senior Debt Securities will be validly issued and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability relating to or affecting the rights of creditors and to general equity principles (whether considered in a proceeding at law or in equity).

3. The execution and delivery of the Subordinated Indenture and the Subordinated Debt Securities have been duly authorized by the Company. When the Subordinated Indenture has been duly executed and delivered by the Company and the Subordinated Trustee and when the Subordinated Debt Securities have been duly executed, authenticated, issued, delivered and paid for as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with the Subordinated Indenture, assuming the terms of such Subordinated Debt Securities have been duly established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Subordinated Debt Securities will be validly issued and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability relating to or affecting the rights of creditors and to general equity principles (whether considered in a proceeding at law or in equity).

4. The execution and delivery of the Junior Subordinated Indenture and the Junior Subordinated Debt Securities have been duly authorized by the Company. The Junior Indenture has been duly executed and delivered by the Company and, assuming the Junior Indenture has been duly executed and delivered by the Debenture Trustee, when the Junior Subordinated Debt Securities have been duly executed, authenticated, issued, delivered and paid for as contemplated by the
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         Registration Statement and any prospectus supplement relating thereto and in accordance with the Junior Subordinated Indenture, assuming the terms of such Junior Subordinated Debt Securities have been duly established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Junior Subordinated Debt Securities will be validly issued and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability relating to or affecting the rights of creditors and to general equity principles (whether considered in a proceeding at law or in equity).

5. When (i) the terms of the Preferred Stock and of its issuance and sale have been duly established in conformity with the Company's Amended and Restated Certificate of Incorporation, as amended, and approved by all necessary corporate action of the Board of Directors of the Company (the "Board of Directors") or a duly authorized committee thereof, so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (ii) a Certificate of Designation fixing and determining the terms of the Preferred Stock has been filed with the Secretary of State of the State of Delaware and (iii) the Preferred Stock has been duly issued and sold as contemplated by the Registration Statement and any prospectus supplement relating thereto, against payment of the consideration fixed therefore by the Board of Directors or a duly authorized committee thereof, the Preferred Stock will be duly authorized, validly issued, fully paid and nonassessable.

6. When (i) the terms of the issuance and sale of the Common Stock have been duly approved by all necessary action of the Board of Directors or a duly authorized committee thereof so as not to violate any applicable law or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (ii) certificates for the shares of Common Stock have been duly executed, authenticated, issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto, against payment of the consideration fixed therefor by the Board of Directors or a duly authorized committee thereof, the Common Stock will be duly authorized, validly issued, fully paid and nonassessable.

7. When (i) the issuance and terms of the Warrants, the terms of the offering thereof and related matters have been duly approved by all necessary corporate action of the Board of Directors or a duly authorized committee thereof so as not to violate any applicable law or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirement
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         or restriction imposed by any court or governmental body having jurisdiction over the Company, (ii) the warrant agreement or agreements relating to the Warrants have been duly authorized and validly executed and delivered by the Company and the warrant agent appointed by the Company and (iii) the Warrants or certificates representing the Warrants have been duly executed, authenticated, issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto, against payment of the consideration fixed therefor by the Board of Directors or a duly authorized committee thereof, the Warrants will be duly authorized and validly issued.

8. When (i) the terms of the Stock Purchase Contracts, the terms of the offering thereof and related matters have been duly approved by all necessary corporate action of the Board of Directors or a duly authorized committee thereof so as not to violate any applicable law or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (ii) the Stock Purchase Contracts have been validly executed and delivered by the Company as contemplated by the Registration Statement and any prospectus supplement relating thereto, against payment of the consideration fixed therefor by the Board of Directors or a duly authorized committee thereof, the Stock Purchase Contracts will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability relating to or affecting the rights of creditors and to general equity principles (whether considered in a proceeding at law or in equity).

9. When (i) the creation of and the issuance and terms of the Stock Purchase Units, the terms of the offering thereof and related matters have been duly approved by all necessary corporate action of the Board of Directors or a duly authorized committee thereof so as not to violate any applicable law or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (ii) the deposit agreement relating to the Stock Purchase Units has been duly authorized and validly executed and delivered by the Company and the depositary appointed by the Company and (iii) the Stock Purchase Units or certificates representing the Stock Purchase Units have been duly executed, authenticated, issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto, against payment of the consideration fixed therefor by the Board of Directors or a duly authorized committee thereof, the Stock Purchase Units will be duly authorized and validly issued.

10. When (i) the Guarantee has been duly authorized by the Board of Directors or a duly authorized committee thereof and (ii) the Guarantee has been validly executed and delivered by the Company, the Guarantee will constitute a valid and legally binding obligation of the Company enforceable against the Company in
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         accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability relating to or affecting the rights of creditors and to general equity principles (whether considered in a proceeding at law or in equity).

         The opinions set forth in paragraphs 1 though 10 are subject to the following additional qualifications:

         (a) I express no opinion as to (1) any waiver of inconvenient forum set forth in any agreement or (2) any provision relating to judgments in currencies other than United States dollars. I express no opinion concerning whether a United States Federal court would accept jurisdiction in any dispute, action, suit or proceeding arising out of or relating to any agreement or the transactions contemplated thereby.

         (b) The opinions expressed in paragraphs 1 through 10 above are limited to the Federal laws of the United States, the laws of the State of Connecticut and the Act, as currently in effect. In particular (and without limiting the generality of the foregoing) I express no opinion
         (1) as to the laws of any country (other than the Federal laws of the United States of America) or as to the effect of such laws (whether limiting, prohibitive or otherwise) on any of the rights or obligations of any party to or beneficiary of any agreements or (2) concerning the effect (if any) of any law of any jurisdiction (except the State of Connecticut) in which any holder of any securities issued by the Company or the Trusts is located that limits the rate of interest that such holder may charge or collect. In addition (and without limiting the generality of the foregoing), my opinions are subject to the effects of, and I express no opinion with respect to the application of or compliance with, state securities or "blue sky" laws, statutes, rules or regulations.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the heading "Legal Opinions" in the Prospectus. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act.

Sincerely,

/s/ Katherine Vines Trumbull

Vice President and Corporate Secretary of
The Hartford Financial Services Group, Inc.